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                                                                  Exhibit 4.2(a)


        LIST OF PURCHASERS WHO ENTERED INTO ADDITIONAL INVESTMENT RIGHT
                 REFERENCED IN EXHIBIT 4.2 WITH THE REGISTRANT


1.   Vertical Ventures, LLC
2.   Crescent International LTD
3.   Smithfield Fiduciary LLC
4.   Truk Opportunity Fund, LLC
5.   JAS Securities, LLC
6.   AIG DKR Soundshore Private Investors Holding Fund Ltd.
7.   OTAPE Investments LLC